SCHEDULE 14A
                              (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.   )



Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of
[X]  Definitive Proxy Statement                     the Commission Only (as
[ ]  Definitive Additional Materials                permitted by
[ ]  Soliciting Material Pursuant to Rule           Rule 14a-6(e)(2))
     14a-11(c) or Rule 14-a-12

                           Sigma-Aldrich Corporation
           -----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
           -----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check appropriate box):

[X]  No fee required.
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     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it is determined):
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[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

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                           SIGMA-ALDRICH CORPORATION
                              3050 Spruce Street
                           St. Louis, Missouri 63103

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held May 5, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of
Sigma-Aldrich Corporation will be held at NationsBank, N.A., 800 Market Street, St. Louis, Missouri 63101, on Tuesday, May 5, 1998, at 11:00 A.M., Central Daylight Time, for the following purposes:

     1.   To elect nine directors;

     2. To consider and vote upon the Directors' Nonqualified Share Option Plan of 1998; and

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.


     Only shareholders of record as of the close of business on March 6, 1998 are entitled to notice of, and to vote at, the meeting.

                                       By Order of the Board of Directors,



                                       Thomas M. Tallarico, Secretary


March 27, 1998

Your vote is important. Even if you expect to attend the meeting in person, please mark, date and sign the enclosed proxy and return it to the Company's transfer agent, Harris Trust and Savings Bank, P.O. Box A3504, Chicago, Illinois 60690-3504. A return envelope, which does not require postage if mailed in the United States, is enclosed for your convenience. Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

                          SIGMA-ALDRICH CORPORATION

                              PROXY STATEMENT

                        Annual Meeting of Shareholders

                               May 5, 1998

The enclosed proxy is solicited by the Board of Directors (the "Board") of Sigma-Aldrich Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, May 5, 1998, and any adjournments thereof. Any shareholder giving the proxy has the power to revoke it at any time before it is voted by written notice mailed to the Company's transfer agent, Harris Trust and Savings Bank, P.O. Box A3504, Chicago, Illinois 60690-3504 or by submitting a later-dated proxy. If the proxy is not so revoked and it is not revoked in person at the Meeting, such proxy will be voted as designated and, if no designation is made, will be voted in favor of the nominees for directors and for the Directors' Share Option Plan of 1998.

Shareholders of record as of the close of business on March 6, 1998, are entitled to notice and will be entitled to vote at the Meeting and at any adjournments thereof. As of the close of business on March 6, 1998, there were a total of 100,486,867 shares of common stock outstanding. Shareholders will be entitled to one vote for each share held on all matters, including the election of directors.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by employees of the Company without additional compensation. The Company also may retain Georgeson & Company, Inc., a professional proxy solicitor, or another professional solicitor, to assist in soliciting proxies. The solicitor's fee is estimated at $5,000 to $10,000, plus expenses, depending upon the extent of the solicitor's activities. Brokers, dealers, banks and their nominees will be requested to forward proxy material to the beneficial owners of stock held by them of record and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses upon their request.

This Proxy Statement and accompanying form of proxy are first being sent to shareholders on or about March 27, 1998.

The mailing address of the Company's principal executive office is 3050 Spruce Street, St. Louis, Missouri 63103.

                        ELECTION OF DIRECTORS

Nine directors of the Company are to be elected to hold office until the next annual meeting and until their successors are elected and qualified. The persons named as proxies in the accompanying proxy intend to vote for the election of the nominees named below. If for any reason any of the nominees shall be unavailable, the persons named as proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

Nominees for Board of Directors

Following are the nominees for directors of the Company, their principal occupation, background, period of service as a director of the Company and age. All of the nominees are presently directors of the Company and were elected to their present terms as directors at the 1997 Annual Meeting of Shareholders. There are no family relationships between any of the directors or between any of the directors and any executive officer of the Company or its subsidiaries.

Carl T. Cori            Chairman of the Board and Chief Executive Officer of
                        the Company. Dr. Cori has been Chairman of the Board and Chief Executive Officer for more than five years.
                        He served as President of the Company for more than five years until March 1995. He has been a director of the Company since 1977. Age 61.

Nina V. Fedoroff        Director, Life Sciences Consortium & Biotechnology
                        Institute and Willaman Professor of Life Sciences at
                        Pennsylvania State University, State College,
                        Pennsylvania, since July 1995. Prior to that time, she was a staff member at Carnegie Institute of Washington and a Professor at Johns Hopkins University for more than five years. She has been a director of the Company since 1996. Age 55.

David R. Harvey         President and Chief Operating Officer of the
                        Company. Dr. Harvey has been Chief Operating Officer of the Company for more than five years and was elected
                        President in March 1995, after serving as Executive
                        Vice President for more than five years. He has been a director of the Company since 1981. Age 58.

David M. Kipnis         Distinguished University Professor of Medicine,
                        Washington University School of Medicine, St. Louis,
                        Missouri, for more than five years. Dr. Kipnis has been a director of the Company since 1984. Age 70.

Andrew E. Newman        Chairman of the Board and Chief Executive Officer
                        of Race Rock International, a theme restaurant company, since July 1995. From 1987 to April 1995 he was
                        Chairman of the Board, Edison Brothers Stores, Inc., a specialty fashion retailer, St. Louis, Missouri.
                        Edison Brothers Stores, Inc. filed a petition for reorganization under Chapter 11 of the federal bankruptcy code in November 1995 and emerged from those proceedings in September 1997. Mr. Newman has been a director of the Company since 1989. He is also a director of Dave & Busters, Inc. and Lee Enterprises,
                        Inc. Age 53.

William C. O'Neil, Jr.  Chairman of the Board of ClinTrials Research,
                        Inc., a clinical research services company, Nashville, Tennessee, for more than five years. He also served as President and Chief Executive Officer of ClinTrials Research, Inc. for more than five years until February 1998. Mr. O'Neil has been a director of the Company since 1987. He is also a director of ClinTrials Research, Inc., American Healthcorp, Advocat, Inc., Central Parking, Inc. and Atrix Laboratories, Inc. Age 63.

Jerome W. Sandweiss     Of Counsel, Blumenfeld, Kaplan & Sandweiss, P.C.,
                        Attorneys at Law, St. Louis, Missouri, for more than five years. Mr. Sandweiss has been a director of the Company since 1975. Age 73.

D. Dean Spatz           Chairman of the Board, President and Chief Executive
                        Officer of Osmonics, Inc., a manufacturer of water purification, fluid separation and fluid handling products and equipment, Minnetonka, Minnesota, for more than five years. Mr. Spatz has been a director of the Company since 1994. He is also a director of Osmonics, Inc. and S.I. Technologies, Inc. Age 54.

Thomas N. Urban         Former Chairman of the Board of Pioneer Hi-Bred
                        International, Inc., a developer and producer of hybrid corn and other seeds, Des Moines, Iowa. He served as Chairman of the Board of Pioneer Hi-Bred International,
                        Inc. for more than five years until December 1996 and as President of Pioneer Hi-Bred International, Inc. for more than five years until September 1995. Mr. Urban has been a director of the Company since 1990. He is also a director of Pioneer Hi-Bred International, Inc.
                        and Case Corporation.  Age 63.

Directors Meetings and Committees

The Board of Directors met four times during 1997. The Board of Directors has three committees which function throughout the year. The Audit Committee, of which Ms. Fedoroff and Messrs. Newman, Sandweiss and Spatz (Chairman) are members, met once in the past year. The function of this Committee is to recommend a public accounting firm to be retained for the coming year, to review the scope and results of the annual audit by such firm and to review the Company's financial statements. The Compensation Committee, consisting of Messrs. Newman, O'Neil (Chairman) and Urban, reviews all areas of executive compensation and advancement within the Company. The Committee held one meeting in the past year. The Nominating Committee, of which Dr. Kipnis and Messrs. O'Neil (Chairman) and Urban are members, recommends nominees to the Board of Directors. It will consider nominees recommended by shareholders for election to the Board of Directors provided the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Secretary of the Company. In February of each year, the Nominating Committee generally proposes to the Board nominees for directors to be elected at the Company's Annual Meeting of Shareholders. Therefore, in order to be considered by the Nominating Committee, prospective nominee recommendations should be received by the Secretary no later than January 15th. The Committee held one meeting in the past year.

Each director attended at least 75% of the aggregate of the meetings of the Board and its Committees on which they served during 1997.

Director Compensation and Transactions

Directors who are not employed or retained as legal counsel by the Company are compensated by an annual fee of $10,000 and receive $2,500 for each director or committee meeting attended plus reimbursement of their travel expenses.

The Company retained Blumenfeld, Kaplan & Sandweiss, P.C., of which Mr. Sandweiss is Of Counsel, during 1997 and expects to use the firm in 1998. Dr. Kipnis, under an agreement with the Company, rendered certain consulting services to the Company during 1997 for which he received $54,000. The agreement for consulting services with Dr. Kipnis terminated at the end of 1997.

   SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                  PRINCIPAL BENEFICIAL OWNERS

Directors and Executive Officers
The following table sets forth the amount of the Company's common stock beneficially owned by each of the directors and executive officers of the Company shown in the summary compensation table, and by all directors and executive officers of the Company as a group, all as of March 6, 1998, based upon information obtained from such persons:

                                                             Shares Beneficially
Name                           Company/Position                 Owned (1)(2)
------------------     ------------------------------------  -------------------
Larry S. Blazevich     Vice President, Information Services        12,000 (3)

Carl T. Cori           Director, Chairman of the Board            313,070
                       and Chief Executive Officer

Nina V. Federoff       Director                                       500

Peter A. Gleich        Vice President and Chief Financial         187,480 (3)
                       Officer

David R. Harvey        Director, President and Chief              148,340
                       Operating Officer

David M. Kipnis        Director                                     6,686

Andrew E. Newman       Director                                     4,000

William C. O'Neil, Jr. Director                                     4,000

Jerome W. Sandweiss    Director                                    14,000

D. Dean Spatz          Director                                     4,200

Thomas M. Tallarico    Vice President and Secretary                46,600 (3)

Thomas N. Urban        Director                                     6,756

Directors and executive                                           842,632 (3)
officers as a group

--------------------------------------------------------------------------------
(1) Each nominee has both sole voting power and sole investment power with respect to the shares set forth in the table opposite his name, except as follows: Messrs. Gleich and Spatz share voting and investment power as to 90,400 and 4,200 shares, respectively, held in joint tenancy with their spouses. Shares owned separately by spouses are not included.

(2) Represents less than one percent (1%) of the Company's common stock outstanding as of March 6, 1998, for each of the named individuals and the group.

(3)  Includes 12,000, 70,000, 44,000 and 180,000 shares subject to stock options that are exercisable as of, or within sixty days of, March 6, 1998, for Messrs. Blazevich, Gleich and Tallarico and for the directors and executive officers as a group, respectively.


Principal Beneficial Owners

The following table sets forth information for each person whom, to the knowledge of the Company, beneficially owned more than five percent (5%) of the Company's common stock. Each beneficial owner has sole voting power and sole investment power with respect to the shares set forth opposite their name.

                                   Shares Beneficially    Percent of Shares
Name and Address                           Owned             Outstanding
--------------------------         -------------------    -----------------
Alfred R. Bader                         5,294,260 (1)            5.3%
2961 North Shepard Avenue
Milwaukee, WI 53211

State Farm Mutual Automobile            8,478,080 (2)            8.4%
Insurance Co. and its affiliates
One State Farm Plaza
Bloomington, IL 61710


(1) As set forth in such person's Schedule 13G, dated February 11, 1998, filed with the Securities and Exchange Commission.

(2) As set forth in such company's Schedule 13G, dated January 20, 1998, filed with the Securities and Exchange Commission.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own beneficially more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and any national securities exchange on which the Company's securities are listed and furnish the Company with copies of all Section 16(a) reports so filed. Based solely on a review of forms and certain written representations furnished to the Company, the Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during 1997.

        PROPOSAL TO APPROVE THE SIGMA-ALDRICH CORPORATION DIRECTORS'
                  NONQUALIFIED SHARE OPTION PLAN OF 1998

On February 17, 1998, the Board of Directors of the Company adopted the Directors' NonQualified Share Option Plan of 1998 (the "Directors' Plan"), which provides for the grant of nonqualified stock options to those members of the Board of Directors who are not employees of the Company. The purpose of the Directors' Plan is to provide an opportunity for individuals serving as non-employee directors of the Company to acquire shares of the Common Stock, providing an equity interest in the Company and additional compensation based on appreciation of the value of such stock. The Directors' Plan provides for the grant of stock options which are not incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as an incentive to service or continued service to the Company in order to aid the Company in obtaining and retaining directors of outstanding ability.

The closing price of the Common Stock on the NASDAQ Market on March 6, 1998 was $40.375 per share.

Principal Features of the Directors' Plan

The complete text of the Directors' Plan is set forth as Exhibit
A to this Proxy Statement. The following summary of certain provisions of the Directors' Plan is qualified in its entirety by reference to the text of such Plan.

The Directors' Plan permits the award of options for an aggregate of 400,000 shares of Common Stock which may either be authorized and unissued shares of Common Stock or treasury shares. If an option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Directors' Plan. The total number of shares reserved for issuance under the Directors' Plan and the number of shares as to which options may be granted under the Directors' Plan will be proportionately adjusted in the event of any stock dividend, stock split, share combination or similar recapitalization, involving the Common Stock, any merger, consolidation, share exchange or reorganization, or any spin-off, spin-out or other significant distribution of assets to stockholders for which the Company receives no consideration.

Subject to the other terms of the Directors' Plan, options may be granted to directors of the Company who are not also employees of the Company or its subsidiaries, whether or not they receive other remuneration from the Company or its subsidiaries as directors, as consultants, or in any other capacity.

An option to acquire 10,000 shares of Common Stock will be granted to each director of the Company who is not an employee of the Company or its subsidiaries and who does not beneficially own more than 1.0% of the Company's outstanding Common Stock (an "Eligible Director") upon approval of the Plan by shareholders. Directors elected in the future will be granted options to acquire 10,000 shares upon the date of his or her initial election to the Board.
Additionally, each Eligible Director serving on the Board on the day after the annual shareholders' meeting, including the 1998 Annual Meeting, who has served on the Board for at least six months prior to such annual shareholders' meeting will be granted an option to acquire
2,000 shares on such date, beginning in 1998. The option price per share will be equal to the Fair Market Value of the Common Stock on the trading day next preceding the date the option is granted. The term
"Fair Market Value" means the closing price of the Common Stock as reported by The Nasdaq Stock Market, the New York Stock Exchange or by any other national securities market on which the Common Stock is traded or, if not so listed or traded, then the Board of Directors will determine
Fair Market Value in good faith. No option will be exercisable after the expiration of ten years from the date of grant.

Payment of the exercise price for the shares will be made in cash or by delivery of unrestricted shares of Common Stock at the Fair Market Value on the date of exercise, or a combination thereof. The Company will have the right, if applicable, to require the holder of an option to satisfy any federal, state or local withholding tax liability prior to delivery of stock certificates by remitting to the Company cash or authorizing the withholding of shares (based on the Fair Market Value thereof) sufficient to satisfy such tax.

No option will vest or may be exercised to any extent until the holder has served as a director of the Company continuously for at least three months from the date of grant. Except as described in the next two paragraphs, an option may not be exercised by the holder unless he or she is then, and continuously after the grant has been, a director of the Company.

An option will be transferable or assignable only (i) by will,
(ii) by law of descent and distribution, (iii) pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder, (iv) to the spouse, children or grandchildren of the original Holder of the Option ("Immediate Family Members"), (v) to a trust or trusts for the exclusive benefit of such Immediate Family Members, or (vi) to a partnership in which such Immediate Family Members are the only partners. Following such transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer.

In the event that a holder ceases to serve as a director of the Company for any reason other than his or her death, disability, (as defined in the plan), or termination for Cause, such holder will have the right to exercise an unexpired option at any time within six months after his or her termination of service to the extent his or her right to exercise the option has vested and has not previously been exercised at the date of termination. "Cause" means habitual drug use or drunkenness, embezzlement of Company funds, conduct which is injurious to the Company, or conviction of a felony, all as determined in good faith by the Board of Directors. In the event of termination of service of the holder by reason of disability, the holder may exercise an unexpired option at any time within twelve months after the date of such termination. If the holder of an option dies while he or she is serving as a director of the Company, his or her unexpired option may be exercised (to the extent that the holder would have been entitled to do so at the date of his or her death) by a legatee or legatees of the holder under his or her last will, or by his or her personal representatives or distributee, at any time within twelve months following his or her death. In the event of termination of service of the holder for Cause, any and all options of the holder will automatically expire upon such termination. In any case, however, the exercise period of one or more options may be extended by a vote of a majority of the directors whose options are not being extended;
provided that in no event may an option be exercised more than ten years after the date of grant.

The number of shares of Common Stock covered by each outstanding option will be proportionately adjusted (i) for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, or
(ii) for any spin-off or spin-out of assets to the Company's stockholders or any other significant distribution of assets by the Company to its stockholders without receipt of consideration by the Company. Any such adjustment to an outstanding option will be made without changing the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price and number of shares covered by the option. If the Company is the surviving corporation in any merger or consolidation, each outstanding option will pertain to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled to receive in such merger or consolidation. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving parent corporation will cause each outstanding option to terminate, except for options as to which another entity assumes or substitutes another option in a transaction to which Section 424(a) of the Code is applicable; provided, that as to any options which are to so terminate, each holder will have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his or her option in whole or in part, including with respect to shares as to which the right to exercise had not yet vested and without regard to any provisions of the Plan deferring exercise.

Section 8 of the Directors' Plan contains provisions relating to indemnification of members of the Board of Directors with respect to matters relating to such Plan or any option granted thereunder.

Subject to the next paragraph, the Directors' Plan shall remain in effect until all options granted under the Plan have been exercised or expire.

The Board may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respect whatsoever, except that
(a) without the approval of shareholders of the Company, no revision or amendment shall change the selection or eligibility of directors to receive options under the Plan, (b) without approval of shareholders of the Company, the number of shares subject to the Plan and the number of shares covered by option awards shall not be increased, and the price at which options may be granted shall not be decreased, except as provided in the Plan, and (c) an outstanding option shall not be amended in any respect without the consent of the holder.

Federal Income Tax Consequences

The options granted under the Directors' Plan are not incentive stock options and do not qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Code. Although a director does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a stock option (even if he or she has previously transferred the option in the manner described on page 9 above) in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount of cash paid for the stock.
The optionee's basis in the shares acquired upon exercise will be the fair market value of the stock upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of the gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares.

As a result of the optionee's exercise of a nonqualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The excess of the fair market value of the stock on the date of exercise of a nonqualified stock option over the exercise price is not a tax preference item. If the optionee exercises an option and surrenders stock already owned by him or her ("Old Shares"), the following rules apply:

     1. To the extent that the number of shares acquired upon exercise ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares in an amount equal to the fair market value of such additional shares less any cash paid for them, and the Company will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

     2. To the extent that the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, and the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered.

The foregoing is a summary of the Federal income tax consequences to the participants in the Directors' Plan and to the Company, based upon current income tax laws, regulations and rulings.

Plan Benefits

If the Directors' Plan is approved, the seven non-employee directors will each receive an initial award in 1998 of an option to purchase 10,000 shares of Common Stock as set forth below:


                                         Shares of Common Stock
            Name                           Underlying Options
     ----------------------              ----------------------
     Nina V. Fedoroff                             10,000
     David M. Kipnis                              10,000
     Andrew E. Newman                             10,000
     William C. O'Neil, Jr.                       10,000
     Jerome W. Sandweiss                          10,000
     D. Dean Spatz                                10,000
     Thomas N. Urban                              10,000

     All nonemployee directors as                 70,000
     a group (7 individuals)


As described above, subject to the terms and conditions of the Directors' Plan, additional awards of options to purchase 2,000 shares to each Eligible Director will be made on the day after each annual shareholders' meeting, beginning in 1998.

The Board of Directors recommends a vote FOR approval of the Directors' Plan.


              INFORMATION CONCERNING EXECUTIVE COMPENSATION

The following table presents compensation information for the Chief Executive Officer and the four other most highly compensated executive officers based on salary and bonus in 1997 for the years ended
December 31, 1997, 1996 and 1995:

                          Summary Compensation Table
                          --------------------------                 Long-term
                                                                   Compensation
                                                                ----------------------
                                                                Number Of
                                    Annual Compensation           Shares
                                  ------------------------      Underlying
                                              Other Annual        Options       LTIP      All Other
Name/Position         Year        Salary       Comp.(1)(2)        Granted     Payouts(1)   Comp.(3)
------------------    ----       --------     -------------     -----------   ----------  ---------
Larry S. Blazevich    1997       $271,250        $    --              --        $    --     $6,300
Vice President,       1996        180,000 (4)         --           30,000            --        677
Information Services  1995            --              --              --             --        --

Carl T. Cori          1997        755,000         201,196             --         306,875     6,300
Chairman & CEO        1996        690,000         134,655             --         205,383     6,000
                      1995        660,000         196,033             --         299,000     2,000

Peter A. Gleich       1997        300,000          40,239             --          61,375     6,300
Vice President & CFO  1996        295,000          33,109             --          50,500     6,000
                      1995        285,000          46,877             --          71,500     2,000

David R. Harvey       1997        525,000         100,598             --         153,438     6,300
President & COO       1996        480,000          66,219             --         101,000     6,000
                      1995        450,000          85,231             --         130,000     2,000

Thomas M. Tallarico   1997        260,000          20,120             --          30,688     6,300
Vice President &      1996        255,000             --              --             --      6,000
Secretary             1995        250,000             --              --             --      2,000

(1) The value of shares issued under the Incentive Stock Bonus Plan in 1997, 1996 and 1995 relates to performance in 1991, 1990 and 1989, respectively, and are presented as long-term incentive plan ("LTIP") payouts. Such values represent the aggregate market value of shares of common stock issued on the payout date. Cash payouts to cover Federal income taxes related to the issuance of such shares are presented as other annual compensation. Drs. Cori and Harvey and Messrs. Blazevich, Gleich and Tallarico hold 63,450, 36,950, 0, 6,500 and 5,200 Bonus Units, respectively, as of December 31, 1997. Shares of common stock issuable upon vesting of such Bonus Units have a value of $2,522,138, $1,468,763, $0, $258,375, and $206,700, respectively, based upon the closing price of the Company's common stock as of such date. See "Incentive Stock Bonus Plan" for further information.

(2) Excludes the value of personal use of automobiles and club memberships provided by the Company, the amounts of which are immaterial for each executive officer.

(3) Represents amounts contributed for each executive officer under the Company's 401(k) Retirement Savings Plan in 1997, 1996 and 1995.

(4) Represents annual salary rate. Salary paid in 1996 from the date of employment in April 1996 was $127,500.


Incentive Stock Bonus Plan

The Company's Incentive Stock Bonus Plan is administered by the
Compensation Committee of the Board. See "Compensation Committee
Report on Executive Compensation - Incentive
Compensation" on page 18 of this Proxy Statement for information concerning the plan.

The LTIP payouts to each of the named executive officers as presented in the Summary Compensation Table for the years ended December 31, 1997, 1996 and 1995, relate to performance in the years ended December 31, 1991, 1990 and 1989, respectively. Additionally, LTIP payouts to the Company's other executive officers and senior management group were $153,438, $35,350 and $81,250 for shares and $100,598, $23,176 and
$53,270 in cash for 1997, 1996 and 1995, respectively.

The following table presents the Bonus Units awarded to each of the named executive officers in 1997 for performance in 1996.


                     Long-Term Incentive Plan Awards in 1997
                     ---------------------------------------
                        Number of       Performance or       Estimated Future
                       Bonus Units    Other Period Until         Payouts of
Name                     Awarded    Maturation or Payout (1)   Bonus Units (1)
--------------------------------------------------------------------------------
Larry S. Blazevich          --                --                     --

Carl T. Cori             12,000            5 Years                12,000

Peter A. Gleich           1,000            5 Years                 1,000

David R. Harvey           7,500            5 Years                 7,500

Thomas M. Tallarico       1,000            5 Years                 1,000

-------------------------------------------------------------------------------

(1) The Bonus Units become payable to each of the named executive officers in January 2002 in the form of one share of common stock for each Bonus Unit awarded plus cash as described under "Compensation Committee Report on Executive Compensation -
     Incentive Compensation" on page 18.


Additionally, 13,100 Bonus Units were awarded to other executive officers and seven members of the Company's senior management group. Bonus units to be awarded under the Incentive Stock Bonus Plan for the year ended December 31, 1997 have yet to be determined.

Stock Options

The Company's Share Option Plan of 1995 is administered by the Compensation Committee, which grants options to employees as the Committee determines, taking into account the employees' duties, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant. The exercise price of the options is determined by the Committee, however, no incentive stock option may have an exercise price less than the fair market value of the shares at the date of the grant. Full payment for stock being purchased must be made in cash or Company common stock at the time an option is exercised. Options are not transferable other than by will or by the laws of descent and distribution. Options expire ten years from the date of grant or no later than three months after an optionee's termination or retirement or twelve months after an optionee's death or disability, if earlier. No options may be granted after February 21, 2005.

No stock options under the 1995 plan were granted to the named executive officers during the year ended December 31, 1997. In 1997, options to acquire 20,000 shares were granted to other executive officers at an exercise price of $30.75, options to acquire 180,000 shares were granted to nine members of the Company's senior management group at exercise prices ranging from $32.38 to $36.00 and options to acquire 970,000 shares were granted to 486 members of the management group at exercise prices ranging from $29.00 to $37.13 per share.

The following table presents stock options exercised by the named executive officers during the year ended December 31, 1997:

                   Options Exercised in 1997
                   -------------------------
                         Shares Acquired            Value
Name                      On  Exercise            Realized (1)
------------------       ----------------         ------------
Larry S. Blazevich               --                    --
Carl T. Cori                     --                    --
Peter A. Gleich                  --                    --
David R. Harvey                  --                    --
Thomas M. Tallarico            10,000               $115,000

--------------------------------------------------------------------------------
(1) Calculated as the aggregate market value per share of the Company's common stock on the exercise date net of the aggregate exercise price per share.

The following table presents (i) the unexercised options held by each named executive officer and (ii) the value of all in-the-money options as of December 31, 1997, as if all such in-the-money options were vested and exercisable as of December 31, 1997:


                         Option Values at December 31, 1997
                         ----------------------------------
                            Number of Shares
                         Underlying Unexercised            Value of Unexercised
                              Options Held               In-the-Money Options (1)
                       ----------------------------    -------------------------------
     Name              Exercisable    Unexercisable    Exercisable       Unexercisable
------------------     -----------    -------------    -----------       -------------
Larry S. Blazevich        12,000          18,000        $  162,750         $244,125
Carl T. Cori                 --              --               --               --
Peter A. Gleich           70,000          16,000         1,152,917          295,333
David R. Harvey              --              --               --               --
Thomas M. Tallarico       44,000           8,000           731,500          173,000

(1) Calculated as the aggregate closing market price per share of the Company's common stock on December 31, 1997, for the total number of in-the-money shares under option, net of the aggregate value of all option exercise proceeds.

Retirement Security Value Plan (Pension Plan)

The Sigma-Aldrich Retirement Security Value Plan provides all eligible employees, including the named executive officers, with a retirement benefit based upon a formula. The plan provides an annual addition to each participant's compensation, ranging from 2% to 5% of salary, depending on years of service. Each account is also credited with interest annually. In no event will the benefit provided by the Retirement
Security Value Plan at retirement be less than the benefit provided by the previous pension plan formula for any employee who was a participant in the plan as of January 1, 1996. Pension credits have been and will continue to be restricted by the Internal Revenue Code limitations above certain levels of compensation and the Company does not have a supplemental plan to provide benefits based upon earnings above these limitations. Taking into account these limitations and assuming that each executive officer continues employment until the normal retirement age of 65 at his current cash compensation level and that interest rates remain at December 31, 1997 levels, Drs. Cori and Harvey, and Messrs. Blazevich, Gleich, and Tallarico would receive upon retirement an annual pension benefit in the form of a single life annuity of $101,370, $66,494, $18,017, $109,977 and $42,417, respectively.

Employment and Other Agreements

The Company has Employment Agreements ("Agreements") with Drs. Cori and Harvey and Messrs. Blazevich, Gleich and Tallarico which provide severance compensation (with an offset for monies earned elsewhere under certain defined situations) to each of these executives in the event of his cessation of employment with the Company or any of its subsidiaries after the occurrence of a change in control of the Company. "Change in control" is defined in the Agreements to have occurred when an individual, partnership, corporation or other entity acquires more than thirty-five percent of the outstanding shares of the Company's common stock and there is a change in the majority of the directors of the Board (or other body supervising the employment of officers) within any four hundred day period. Prior to a change in control, the Agreement may be terminated upon sixty-days notice given by either the executive or the Company. Unless notice is given to the contrary, the three-year term of the Agreements is automatically extended for an additional year at the end of each agreement year. Compensation covered by the Agreements is set annually by the Compensation Committee, except that after a change in control, if the executive leaves, the level of severance pay is the amount last set by the Compensation Committee immediately prior to the change in control. No payments are made under the Agreements if the cessation of employment is due to death. If a change in control of the Company had occurred as of March 6, 1998, and the employment of the named executive officers of the Company had been terminated, Drs. Cori and Harvey and Messrs. Blazevich, Gleich, and Tallarico would have collectively received $4,493,500.

The Incentive Stock Bonus Plan also contains provisions that protect the participants against the loss of Bonus Units earned if there shall have been a change in control of the Company prior to the scheduled payout of stock and cash for such earned Bonus Units. "Change in control" is defined in the Incentive Stock Bonus Plan in the same manner as it is in the Agreements above. If a change in control of the Company had occurred as of March 6, 1998, and the employment of the named executive officers of the Company had been terminated, Drs. Cori and Harvey and Messrs. Blazevich and Tallarico would have collectively received 76,400 shares of the Company's common stock and $2,022,000. Mr. Gleich received cash in lieu of stock and the related cash for taxes in January 1998, as described in the next paragraph.

At the end of 1997, Mr. Gleich elected to retire from the Company not later than June 30, 1998, with compensation continuing through June 30, 1998. In consideration of Mr. Gleich's years of service and contribution to the Company, the Company agreed (i) to pay Mr. Gleich the amount of $750,000 less any required deductions, payable in three installments through June 30, 1998; (ii) to pay Mr. Gleich $268,228, representing payment for incentive stock bonus units as of a specified date including appropriate tax considerations; (iii) to allow Mr. Gleich to be fully vested in and exercise any stock options within 90 days from the effective date of his retirement in accordance with the Company's Share Option Plans; (iv) to permit Mr. Gleich, if eligible for an award in 1997 in accordance with the Company's Incentive Stock Plan, to receive a cash payout in lieu of any stock award, increased as appropriate for tax considerations, and (v) to provide certain medical and other benefits to Mr. Gleich.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee

The Committee is composed of the three members named below, none of whom is an employee of or is involved in any interlocking relationship with the Company.

Compensation Policy

The Committee believes that increasing share value on a long-term basis is the goal of shareholders. The Company's compensation policy is designed to motivate employees to improve productivity and performance, resulting in increased profitability and, thus, improvement in shareholder value. To align the financial interests of senior executives and managers with those of shareholders, the Company uses incentive compensation that is tied directly to the Company's operating results and is highly sensitive to the market price of the Company's common stock. Accordingly, the Committee believes that increasing profits and long-term growth in share value will be the goals of both management and shareholders. The Company's policy is to structure compensation such that any executive compensation in excess of $1 million is tax deductible for the Company.

Compensation for the Company's executive officers includes two elements: (1) salary and (2) longer-term incentive compensation. The Company has no long-term employment contracts with any of its executive officers other than the Employment Agreements previously described in this Proxy Statement which become applicable only if there should be a change in control of the Company and the agreement with Mr. Gleich.

Salary

At the end of each fiscal year, the Committee reviews with Dr. Cori an annual salary plan for the Company's executive officers and then approves such plan with any modifications it deems appropriate. The Committee approves the salary plan after assessing the Company's overall performance, including a review of the operating results of the Company and the executive officers' responsibilities and after making judgments about past and expected future contributions of the individual executive officers. The review of operating results is general in nature, rather than being based upon any specific weighting formula for measures which include the Company's sales, earnings and earnings per share growth, profit margins, acquisition activities and general financial condition. The Committee's assessment also considers the difficulty of achieving performance levels based on its understanding of the Company's business and market conditions as well as competitive pressures. In reviewing the individual executive officers' responsibilities and performance, the Committee also considers their non-financial contributions to the Company, such as the quality and progress of research, marketing and production activities. The Committee performs its review in a general, subjective manner with consideration given to all factors, including general knowledge of other executive officers' salaries and taking particular note of the continued growth in sales and earnings per share, as illustrated by the following graphs:

(Following are two bar graphs depicting the following data)

                             Sales                   Earnings Per Share-Diluted
                        ($ in millions)                      (dollars)
                       -----------------             --------------------------
1993                       $  739.4                           $1.07*
1994                          851.2                            1.09
1995                          959.8                            1.30
1996                        1,034.6                            1.45
1997                        1,127.1                            1.62

Average Compound Growth Rate:
Sales              11.5%
EPS                11.0%

*   Before cumulative effect of accounting changes

Based upon the business knowledge and experience of the Committee members, they believe that the executive officers' salaries are appropriate in view of the level of responsibilities and contributions by each executive officer.

Incentive Compensation

Incentive Stock Bonus Plan. Awards from the Company's Incentive Stock Bonus Plan (the "Plan"), a shareholder-approved plan implemented in 1978 and amended in 1996, are tied directly to the Company's annual operating results. The Plan provides generally that, if the Company's pre-tax operating income has increased by at least 10% over the prior year, the Committee establishes a Bonus Pool, with the maximum amount determined by the following formula:


                                     Maximum Bonus Pool
              Percentage           as a percentage of the
           increase in pre-tax      increase in pre-tax
            operating income          operating income
           -------------------      ---------------------
               Less than 10%                 --
                10.0-12.4%                  3.0%
                12.5-14.9%                  4.0%
              15% and above                 5.0%

The Committee fixes the maximum dollar amount of Bonus Units and Tax Offset Bonus Units which may be awarded to Dr. Cori and Dr. Harvey during the first 90 days of each calendar year. After the end of each calendar year, but prior to the award of Units, the Committee will certify in writing whether the performance goals under the plan have been met. If pretax operating income for the year has reached a level sufficient to generate a Bonus Pool, the Committee will allocate Bonus Units to Dr. Cori and Dr. Harvey in an amount not to exceed the maximum set by the Committee during the first 90 days of the calendar year. If a positive value remains in the Bonus Pool after subtracting the value of the Bonus Units awarded to Dr. Cori and Dr. Harvey, the remaining Bonus Units may be awarded by the Committee to participants designated by the Committee. The Units will initially be valued at the closing price of the Company's common stock on the day before the date of the awards. All awards are made within 30 days after the end of the first quarter of the year following the year for which the awards are earned.

The Committee reviews with Dr. Cori its recommendation for awards of Bonus Units to the executive officers (other than Dr. Cori) and other senior managers. In the course of this review, the Committee considers performance evaluations of each of the executives and senior managers and separately considers and sets the award to Dr. Cori. In establishing the amount of the Bonus Pool and the specific awards to the executive officers, including Dr. Cori, the Committee takes into account operating results and other criteria in a review similar to that described under Salary above. Because their responsibilities have more impact on the Company's current and future operating results, the Committee feels that Drs. Cori and Harvey should have a greater proportion of their annual compensation tied directly to the Company's performance. Accordingly, Drs. Cori and Harvey have a greater participation in the Incentive Stock Bonus Plan than do the other executive officers.

The Plan provides for issuance of one share of the Company's common stock for each Bonus Unit awarded. Shares are issued only after the participant has been employed for five years following the year for which an award has been made (or earlier in certain limited circumstances). As a result, the value of Bonus Units awarded for any year under the Plan is sensitive to the market price of the Company's common stock over a five-year period, thus providing the participant with a longer-term perspective. The Plan also provides for payment of cash when the shares are issued so that the participant is not compelled to sell any of the shares in order to pay Federal income taxes and, in the case of Drs. Cori and Harvey, Tax Offset Bonus Units. The cost of the Plan since its inception has ranged between 1.0% and 1.5% of cumulative pre-tax income, except for 1994 where no bonus units were awarded. The Committee expects that the future cost will continue to constitute between 1.0% and 1.5% of the Company's cumulative pre-tax income. In 1996, certain amendments to the Plan were approved to ensure tax deductibility. See "Incentive Stock Bonus Plan" on page 13 of this Proxy Statement for additional information concerning this plan.

Share Option Plan of 1995. Each year, the Committee considers the desirability of granting options under the Company's Share Option Plan of 1995 to key employees. The Committee believes that granting stock options is desirable because it directly correlates long-term compensation of key employees with share price appreciation. In determining grants, the Committee generally considers the same factors as those discussed under Salary above. The Committee does not consider the amount or terms of prior stock option grants in determining current grants. No options were granted to the named executive officers in 1997. See Stock Options on page 13 of this Proxy Statement for additional information concerning this plan.

1997 CEO and Executive Officer Compensation

The Committee's approach is to have a large amount of Dr. Cori's compensation dependent on Company performance. In measuring performance, emphasis is placed on the year-to-year increases in earnings, which is the criterion used to establish the maximum Bonus Pool under the Company's Incentive Stock Bonus Plan.

In 1997, sales for the Company increased 8.9% to $1,127.1 million, net income grew by 12.3% to $166.1 million and net income per share (diluted) increased 11.7% to $1.62. In setting Dr. Cori's salary for 1997, the Committee recognized Dr. Cori's leadership in the growth of sales and earnings by increasing his 1997 salary 9.4%. Dr. Cori's Incentive Stock Bonus Plan award in 1997, for the Company's performance in 1996, was 12,000 Bonus Units. Sales and net income for 1996 increased by 7.8% and 12.3%, respectively. Dr. Cori's salary for 1996 increased 4.5% over 1995. Dr. Cori's Incentive Stock Bonus Plan award in 1996, for the Company's performance in 1995, was 10,225 Bonus Units. Historically, Dr. Cori has been awarded approximately 40% of the total Bonus Units awarded each year. This allocation reflects the Committee's judgment of the appropriate amount to recognize Dr. Cori's responsibilities and his contribution to the growth of the Company.

For the other executive officers, the Committee determined that 1997 compensation should reflect the Company's performance and level of the officers' responsibilities. The Committee believes that the compensation policies and programs it has implemented have committed the executive officers of the Company to achieving continuous long-term improvement in operating results.


                                              COMPENSATION COMMITTEE




                                               Andrew E. Newman
                                               William C. O'Neil, Jr., Chairman
                                               Thomas N. Urban



                            PERFORMANCE GRAPH

The following performance graph compares the Company's cumulative shareholder return (stock price appreciation plus reinvestment of dividends) for a five year period ended December 31, 1997, with that of the Standard and Poor's 500 Composite Stock Price Index and an index of the companies included in the Value Line Chemical Specialty Industry Group, assuming that $100 was invested in each on December 31, 1992, and that all dividends were reinvested. These indices are only included for comparative purposes as required by Securities and Exchange Commission rules and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's common stock, and are not intended to forecast or be indicative of possible future performance of the common stock.

                              Comparative Five-Year Returns
                   (Following is a line graph depicting the following data)
                                 1992     1993     1994     1995     1996     1997
                                ------   ------   ------   ------   ------   ------
Sigma-Aldrich Corporation       100.00    83.99    58.25    88.12   111.93   143.65
Standard & Poors 500            100.00   110.09   111.85   153.80   189.56   252.82
Value Line Chemical Specialty   100.00   115.74   121.11   155.90   186.82   231.62


In this Proxy Statement, the Company used as a performance graph comparison index those companies comprising the Value Line Chemical Specialty Industry Group (the "Group"). The 1997 Group includes the following companies: Airgas Inc., Avery Dennison Corp., BetzDearborn Laboratories Inc., Calgon Carbon Corp., Crompton & Knowles Corp., Ecolab Inc., Engelhard Corp., Ethyl Corp., Ferro Corp., H.B. Fuller Co., Furon Co., Great Lakes Chemical Corp., M.A. Hanna Co., Hercules Inc., International Flavors & Fragrances, Lawter International Inc., Learonal Inc., Lilly Industries Inc., Lubrizol Corp., Material Sciences Corp., Morton International Inc., Nalco Chemical Co., NCH Corp., Park Electrochem, Penford Corp., Praxair Inc., Quaker Chemical Corp., Rohm & Haas Co., RPM Inc., A. Schulman Inc., Sherwin Williams Co., Trizec Hahn Corp., Valspar Corp., WD-40 Co., Wellman Inc., and Witco Corp.

The 1997 Group added Park Electrochem, Penford Corp. and Trizec Hahn Corp. and deleted Chemed Corp., Loctite Corp., Petrolite Corp., PPG Industries Inc. and Raychem Corp. from the 1996 Group. With these exceptions, which resulted solely from the independent action of Value Line, the 1997 and 1996 Groups are identical.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the directors for the current year is Arthur Andersen LLP, independent public accountants.
Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

OTHER MATTERS

The affirmative vote of the holders of a majority of the shares which are present in person or represented by proxy at the Meeting is required to elect directors, approve the Directors' Plan and any other matters properly brought before the Meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees as directors and proxies which are marked abstain or to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the Meeting as to such matter or matters.

The Company knows of no other matters to be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxy intend to vote or act with respect to them in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Written proposals of shareholders to be included in the Proxy Statement and Proxy for the next Annual Meeting of Shareholders must be received at the Company's principal executive office, 3050 Spruce Street, St. Louis, Missouri 63103, no later than November 28, 1998. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

Under the Company's by-laws, timely notice must be received by the Company in advance of a shareholders' meeting to nominate a candidate for director or to bring other business before the meeting. Such notice must be received not less than ten days before the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than thirty days from such anniversary date, notice must be received not later than the tenth day preceding the date of the meeting as announced in the notice of the meeting or as otherwise publicly disclosed. Any shareholder filing a notice of nomination must include certain information, including certain information about the nominee; and any notice regarding a proposal of other business must include certain information, including a description of the proposed business, the reasons therefor, and any interest the shareholder has in such business, as well as for either notice, the name and address of the shareholder and the number of shares of common stock held by the shareholder. These requirements are separate from, and in addition to, the Securities and Exchange Commission's requirements that a shareholder must meet to have a proposal included in the Company's Proxy Statement.

In each case, the proposals or notices described above must be submitted in writing to Thomas M. Tallarico, Secretary, Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, Missouri 63103.

                                    By Order of the Board of Directors,

                                        Thomas M. Tallarico, Secretary
March 27, 1998


                      SIGMA-ALDRICH CORPORATION                     Exhibit A.

                       DIRECTORS'  NONQUALIFIED
                      SHARE OPTION PLAN OF 1998


   1. The Purpose of the Plan. This Plan is intended to provide an opportunity for individuals serving as non-employee directors of the Company to acquire shares of the Company's Common Stock, providing an equity interest in the Company and additional compensation based on appreciation of the value of such stock. The Plan provides for the grant of stock options which are not incentive stock options as defined in Section 422 of the Code, as an incentive to service or continued service to the Company in order to aid the Company in obtaining and retaining directors of outstanding ability.

   2. Definitions. For purposes of this Plan, the following terms will be defined as indicated:

      (a) "Board" means the Board of Directors of the Company.

      (b) "Cause" means habitual drug use or drunkenness, embezzlement of Company funds, conduct which is injurious to the Company, or conviction of a felony, all as determined in good faith by the Board.

      (c) "Code" means the Internal Revenue Code of 1986, as amended.

      (d) "Common Stock" means the $1 par value Common Stock of the Company.

      (e) "Company" means Sigma-Aldrich Corporation, a Delaware corporation.

      (f) "Disability" means that the individual has suffered physical or mental incapacity of such nature as to prevent him or her from engaging in or performing the principal duties of his or her customary employment or occupation on a continuing or sustained basis. All determinations as to the date and extent of disability shall be made by the Board upon the basis of such evidence as it deems necessary or desirable.

      (g) "ERISA" means the Employee Retirement Income Security Act, as amended from time to time, or any successor statute.

      (h) "Fair Market Value" means the closing price of the Common Stock, as reported by The NASDAQ Stock Market, the New York Stock Exchange or by any other national securities market on which the Common Stock is traded. In the event the Common Stock is not listed on an exchange or traded in the over-the-counter market, then the Board will determine Fair Market Value, which determination will be made in good faith and will be binding.

      (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (j) "Holder" means the director receiving options pursuant to this Plan or, subject to the provisions of paragraph 5 (f), a transferee as provided in paragraph 5(f).

      (k) "Option" means a non-qualified option granted pursuant to the Plan.

      (l) "Option Certificate" means a certificate evidencing the terms of an Option.

      (m) "Plan" means the Company's Directors' Nonqualified Share Option Plan of 1998 described herein.

      (n) "Rule 16b-3" means Rule 16b-3 as promulgated under the Exchange Act, as the rule may be amended from time to time, or any successor rule or other comparable regulatory requirements.

      (o) "Subsidiary" means any person or entity which is controlled by the Company.

   3. Shares Subject to the Plan. There will be reserved for issuance upon the exercise of Options 400,000 shares of Common Stock, which may either be authorized and unissued Common Stock or treasury shares. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The total number of shares reserved for issuance under the Plan under this Paragraph 3 and the number of shares as to which Options may be granted under the Plan pursuant to Paragraph 5(a) will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization, involving the Common Stock, any merger, consolidation, share exchange or reorganization, or any spin-off, spin-out or other significant distribution of assets to stockholders for which the Company receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

   4. Eligibility. Subject to the other terms of this Plan, Options may be granted to directors of the Company who are not also employees of the Company or its subsidiaries and who does not beneficially own more than 1% of the Company's outstanding Common Stock ("Eligible Director"), whether or not they receive other remuneration from the Company or its subsidiaries as directors, as consultants, or in any other capacity.

   5. Terms and Conditions of Options. All Options will be granted as provided below and will be subject to the following terms and conditions:

      (a) Grant of Options. An Option to acquire 10,000 shares of Common Stock will be granted to each eligible director of the Company at the time the Plan is approved by shareholders. Directors elected in the future will be granted options to acquire 10,000 shares upon the date of his or her initial election to the Board. Additionally, each Eligible Director serving on the Board on the day after any annual shareholder meeting including the meeting at which this plan is approved, who has served on the Board for at least six (6) months prior to such annual shareholders' meeting will be granted an Option to acquire 2,000 shares on such date. Options shall be evidenced by an Option Certificate signed by the Company in such form and with such terms and conditions as the Board shall designate. Such certificates shall include by reference the terms of the Plan as a condition under which the option is issued and received.

      (b) Option Price. The Option price per share will be equal to the Fair Market Value of the Common Stock on the trading day next preceding the date the Option is granted.

      (c) Option Term. No Option will be exercisable after the expiration of ten (10) years from the date the Option is granted.

      (d) Payment and Withholding. Payment for all shares purchased pursuant to exercise of an Option will be made (i) in cash,
          (ii) by delivery of unrestricted shares of Common Stock at Fair Market Value on the date of exercise, or (iii) a combination of (i) and (ii). The payment will be made at the time the Option or any part thereof is exercised, and no shares will be issued until full payment therefor has been made. Payment in currency or by check, bank draft, cashier's check, postal money order or wire transfer will be considered payment in cash. In addition to the Option price, the Company will have the right, if applicable, to require the holder of an Option to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for shares issuable upon exercise of the Option by remitting to the Company an amount in cash sufficient to satisfy same or by authorizing the Company to withhold from the number of shares delivered that number of shares whose Fair Market Value equals (as closely as possible in whole shares) the amount of such tax.

      (e) Conditions to Exercise of an Option. No Option will vest or may be exercised to any extent until the Holder will have served as a director of the Company continuously for at least three (3) months from the date of grant. Except as provided in subparagraphs (f) and (g) below, an Option may not be exercised by the Holder unless he or she is then, and continuously after the grant of the Option has been, a director of the Company. No Option may be exercised by a Holder with respect to fractional shares. If the optionee's service as a Director is terminated for Cause, any unexercised portion of any Option granted to the optionee will also terminate with such termination.

      (f) Transferability of Options. An Option will be transferable or assignable only (i) by will, (ii) by the laws of descent and distribution, (iii) pursuant to a qualified domestic relations order as defined by the Code, Title I of ERISA or the rules thereunder, (iv) to the spouse, children or grandchildren of the original Holder of the Option
          ("Immediate Family Members"), (v) to a trust or trusts for the exclusive benefit of such Immediate Family Members, or
          (vi) to a partnership in which such Immediate Family Members are the only partners. Following such transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer; provided that the director service requirement contained in subparagraph (e) hereof, the events of death, disability or termination or removal contained in subparagraph
          (g) hereof and, if applicable, the tax withholding obligations contained in subparagraph (d) hereof, shall continue to be applied with respect to the original Holder, following which the Options shall be exercisable by the transferee only to the extent, and for the periods, specified therein.

      (g) Termination of Service as Director or Death. In the event that a Holder ceases to serve as a director of the Company for any reason other than his or her death, disability or termination for Cause, such Holder will have the right to exercise an unexpired Option at any time within six (6) months after his or her termination of service to the extent his or her right to exercise the Option has vested and has not previously been exercised at the date of termination.
          In the event of termination of service of the Holder by reason of disability, the Holder may exercise his or her Option at any time within twelve (12) months after the date of such termination. If the Holder of an unexpired Option dies while he or she is serving as a director of the Company, his or her unexpired Option may be exercised (to the extent that the Holder would have been entitled to do so at the date of his or her death) by a legatee or legatees of the Holder under his or her last will, or by his or her personal representatives or distributee, at any time within twelve (12) months following his or her death. In the event of termination of service of the Holder for Cause, any and all Options of the Holder shall automatically expire upon such termination. In all of the cases cited above, the exercise period of one or more Options may be extended by a vote of a majority of the Directors whose Options are not being extended; provided, however, that notwithstanding anything in this subparagraph (g), no Option may be exercised more than ten (10) years after the date on which such Option was granted. For purposes of this subparagraph
          (g), service as a director will not be deemed terminated so long as the Holder is a director of the Company or another entity which has assumed this Option in a transaction to which Section 424(a) of the Code is applicable.

      (h) Changes in Capitalization; Merger; Liquidation. The number of shares of Common Stock covered by each outstanding Option will be proportionately adjusted, to the nearest whole share
          (i) for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, or (ii) for any spin-off or spin-out of assets to the Company's stockholders or any other significant distribution of assets by the Company to its stockholders without receipt of consideration by the Company. Any such adjustment to an outstanding Option will be made without changing the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price and numbers of shares for each share covered by the Option. If the Company is the surviving corporation in any merger or consolidation or statutory share exchange, each outstanding Option will pertain to and apply to the securities to which a Holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in such merger or consolidation or statutory share exchange. A dissolution or liquidation of the Company or a merger or consolidation or statutory share exchange in which the Company is not the surviving parent corporation will cause each outstanding Option to terminate, except for Options as to which another entity assumes or substitutes another option in a transaction to which Section 424(a) of the Code is applicable; provided, however, that, as to any Options which are to so terminate, each Holder will have the right immediately prior to such dissolution, liquidation, merger or consolidation or statutory share exchange, to exercise his or her Option in whole or in part, including with respect to shares as to which the right to exercise had not yet vested and without regard to any provisions deferring exercise contained herein. Except as expressly provided in this subparagraph (h), the Holder of an Option will have no rights by reason of any subdivision or combination of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any spin-off, spin-out or comparable distribution of assets to the Company's stockholders, or by reason of any dissolution, liquidation, merger or consolidation or statutory share exchange or distribution to the Company's stockholders of assets or securities of another entity; and, except as expressly provided in this subparagraph (h), any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to the Option. The existence of the Plan and the Options granted pursuant to the Plan will not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company's business or assets, or any other corporate act or proceeding.

      (i) Each Option will be subject to the requirement that if at any time the Board determines that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Option or the issue or purchase of Common Stock thereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Board. The Holder of the Option will supply the Company with such certificates, representations, opinions of counsel and information as the Company may request, including, without limitation, an investment letter certifying that all shares being purchased under an Option are being acquired for investment and not for the purpose of resale or distribution, and will otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.

      (j) Notwithstanding any other plan provision, no Option granted pursuant to the Plan will terminate when a director is on military, maternity, sick leave or other bonafide leave of absence so long as his service as a director is continuing pursuant to statute or contract.

   6. Rule 16b-3 Compliance. In taking any action or interpretation under the Plan with respect to a person who files reports under
Section 16 of the Exchange Act, the Company will use its best efforts to ensure that such action or interpretation is taken in compliance with Rule 16b-3.

   7. No Rights as Stockholder. A Holder of an Option will have no rights as a stockholder with respect to any Common Stock covered by his or her Option until the date of issuance of a stock certificate to him or her by the Company following exercise, in whole or in part, of the Option.

   8. Indemnification of Board Members. In addition to other rights of indemnification as they may have as members of the Board, each member of the Board will be indemnified by the Company against all costs and expenses reasonably incurred by him or her in connection with any action, suit or proceeding to which he or she may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by him or her in settlement thereof (provided the settlement is approved by legal counsel selected by the Company) or paid by him or her in satisfaction of a judgement in any such action, suit or proceeding, except a judgment based upon a finding of a breach of the duty of loyalty or acts or omissions either not in good faith or which involve intentional misconduct or a knowing violation of law. Upon the institution of any such action, suit or proceeding, each Board member affected will notify the Company in writing of the same, giving the Company an opportunity, at its own expense, to defend the same before the member undertakes to defend it on his or her own behalf.

   9. Administration. The Plan shall be administered by the Board of Directors, with full power and authority to establish such rules and regulations as it may deem appropriate for the proper administration and operation of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Options granted hereunder as it may deem necessary or advisable.

   10. Term of Plan. Subject to Paragraph 11, the Plan shall remain in effect until all Options granted under the Plan have been exercised or expire.

   11.  Amendment of Plan.  The Board may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respect whatsoever, except that (a) without the approval of stockholders of the Company, no revision or amendment shall change the selection or eligibility of directors to receive Options under the Plan, (b)
without approval of stockholders of the Company, the number of shares subject to the Plan and the number of shares covered by Option awards shall not be increased, and the price at which Options may be granted shall not be decreased, except as provided in the Plan, and 8(c) an outstanding Option shall not be amended in any respect without the consent of the Holder.
--------------------------------------------------------------------------------


By signing on the reverse, the shareholder(s) hereby appoint(s) ANDREW E. NEWMAN and WILLIAM C. O'NEIL, JR., or either of them, the true and lawful attorneys-in-fact, agents and proxies, with the power of substitution and revocation, as their representatives at the Annual Meeting of Shareholders of SIGMA-ALDRICH CORPORATION to be held at NationsBank, 800 Market Street, St. Louis, Missouri 63101 on May 5, 1998, at 11:00 A.M., Central Daylight Time (including all adjournments thereof), and there to vote all shares of stock which the shareholder is entitled to vote, with all powers which the shareholder would possess if personally present.

You are encouraged to specify your
choices by marking the appropriate                   (change of address)
boxes on the reverse side. Shares
represented by this proxy when              -----------------------------------
properly executed will be voted as
directed or, if directions are not          -----------------------------------
indicated, will be voted in accordance
with the Board of Directors,                -----------------------------------
recommendations. The Proxies cannot       (If you have written in the above
vote your shares unless you sign and       space, please mark the corresponding
return this card.                          box on the reverse side of this card.

(Continued from other side)

The Board of Directors recommends a vote FOR the following:

(1)ELECTION OF DIRECTORS:
   Carl T. Cori, Nina V. Fedoroff, David R. Harvey, David M. Kipnis,
   Andrew E. Newman, William C. O'Neil, Jr., Jerome W. Sandweiss, D. Dean Spatz, Thomas N. Urban

   [ ] For All
   [ ] Withheld All
   [ ] For All Except      ________________________________________________
                              (Except nominee written above)

(2)Approval of the Company's Directors' non-qualified share option plan of 1998

   [ ] For
   [ ] Against
   [ ] Abstain

(3)Upon such other business as may properly come before the meeting and any adjournments thereof.

   [ ] For
   [ ] Against
   [ ] Abstain

Change of address (see other side) [ ]

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, each dated March 27, 1998, and hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.

This proxy will be voted FOR item 1 and FOR item 2, unless as otherwise directed, and in the discretion of the proxies on whatever other business may properly come before the meeting.


                                      Dated this_______ day of ________, 1998

                                      Signature(s)___________________________

                                      ---------------------------------------

                                      If stock is owned in joint names all
                                      owners must sign. If signing for estates, trusts or corporations, please indicate title or capacity.